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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

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
                                                                                                            STATE OF
                    NAME                                                 LOCATION                         INCORPORATION
                    ----                                                 --------                         -------------
Black Box Corporation

      Bbox Holding Company                                       Wilmington, Delaware, USA               Delaware

      ATIMCO Network Services, Inc.                              Pittsburgh, Pennsylvania, USA           Pennsylvania

      American Telephone Wiring Company                          Charleston, West Virginia, USA          West Virginia

      Midwest Communications Technologies, Inc.                  Columbus, Ohio, USA                     Ohio

      Associated Network Solutions, Inc.                         St. Petersburg, Florida, USA            Florida

      Advanced Communications Corporation                        Columbia, South Carolina, USA           South Carolina

      Ohmega Installations Limited                               Newbury, Berkshire, England

      Cable Consultants, Incorporated                            Atlanta, Georgia, USA                   Georgia

      Todd Communications, Inc.                                  Winston-Salem, North Carolina, USA      North Carolina

      Comm Line, Inc.                                            Cincinnati, Ohio, USA                   Ohio

      Business Communication Concepts, Inc.                      Sterling, Virginia, USA                 Virginia

      Koncepts Communications of L.I., Corp.                     Westbury, New York, USA                 New York

      Communication Contractors, Inc.                            Chicago, Illinois, USA                  Illinois

      DataCom-Link, Inc.                                         Indianapolis, Indiana, USA              Indiana

      U.S. Premise Networking Services, LLC                      Minneapolis, Minnesota, USA             Minnesota

      Datech Holdings Limited                                    Nottingham, England

      Black Box Network Services, Inc. -
         Government Solutions                                    Murfreesboro, Tennessee, USA            Tennessee

      Parrish Communication Cabling, Inc.                        Seattle, Washington, USA                Washington

      R&D Services, Inc.                                         Westboro, Massachusetts, USA            Massachusetts

      Delaney Telecom, Inc.                                      Philadelphia, Pennsylvania, USA         Pennsylvania

      Delaney Electrical Services, Inc.                          Philadelphia, Pennsylvania, USA         Pennsylvania

      K&A Communications, Inc.                                   St. Louis, Missouri, USA                Missouri

      Jet Line Communications, Inc.                              Dallas, Texas, USA                      Texas

      A.T.S., Inc.                                               Huntington, West Virginia, USA          West Virginia

      Advanced Network Technologies, Inc.                        Victorville, California, USA            California

      Teldata Corporation                                        Nashville, Tennessee, USA               Tennessee

      ST Communications and Cabling, Inc.                        Kansas City, Missouri, USA              Missouri

      GMCI NetComm, Inc.                                         Dallas, Texas, USA                      Texas

      Allcom Electric, Inc.                                      New York City, New York, USA            New York

      Black Box Network Services Baltimore, Inc.                 Columbia, Maryland, USA                 Delaware
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
                                                                                                            STATE OF
                    NAME                                                 LOCATION                         INCORPORATION
                    ----                                                 --------                         -------------
      Black Box Network Services Greater
         Pittsburgh, Inc.                                        Cranberry, Pennsylvania, USA            Delaware

      Carey Systems Company                                      Dayton, Ohio, USA                       Ohio

      Datel Communications, Inc.                                 Phoenix, Arizona, USA                   Arizona

      Midwest Electronics and Communications, Inc.               Denver, Colorado, USA                   Colorado

      Data Specialties Europe Ltd.                               Bury St. Edmunds, England

Black Box Corporation of Pennsylvania                            Lawrence, Pennsylvania, USA             Delaware

      Black Box Catalogue, Ltd.                                  Reading, England

      Black Box Canada Corporation                               Ontario, Canada

      Black Box Foreign Sales Corporation                        St. Thomas, U.S.V.I.

      Black Box France, S.A.                                     Rungis, France

      Black Box Datacom, B.V.                                    Utrecht, Netherlands

          Black Box Communication SANV                           Zaventum, Belgium

             Indacom N.V.                                        Mechelen, Belgium

             Blue Box, B.V.                                      Hoofdorp, Holland

             Ascor bvba                                          Mechelen, Belgium

      BB Technologies, Inc.                                      Wilmington, Delaware, USA               Delaware

      Datacom Black Box Services AG                              Altendorf, Switzerland

      Black Box Deutschland GmbH                                 Munich, Germany

      Black Box Italia, SpA                                      Vimodrone, Italy

      Black Box Japan Kabushiki Kaisha                           Tokyo, Japan

      Black Box Catalog Australia Pty. Ltd.                      Croydon VIC, Australia

          Black Box Catalog New Zealand Limited                  Wellington, New Zealand

      Black Box do Brazil Industria e Comercio Ltda.             Sao Paulo, Brazil

      Black Box de Mexico, S.A. de C.V.                          Mexico City, Mexico

      Alpeco Puerto Rico, Inc.                                   San Juan, Puerto Rico

      South Hills Datacomm Chile, S.A.                           Santiago, Chile

      Black Box Comunicaciones, SA                               Madrid, Spain

      Schoeller Connectivity Gmbh                                Vienna, Austria
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